UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 13, 2010

CHINA HOUSING & LAND DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51429	20-1334845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Youyi Dong Lu, Han Yuan 4 Lou
Xi'An, Shaanxi Province, China
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

710054
(Zip Code)

86-029-82582632
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers.

On September 7, 2010, Carolina Woo resigned from the position of the Director of China Housing & Land Development, Inc. (the “Company”) for personal reasons.  Ms. Woo did not have disagreements with the Company on any matter relating to the Company’s operations, policies or practices prior to her resignation.

On September 7, 2010,  Mr. Heung Sang Fong was appointed the new independent Director of the Board to replace Ms. Woo. Mr. Fong will be a member of both nominating committee and audit committee of the Board of Directors of the Company.  Mr. Fong serves as Chief Financial Officer, Corporate Secretary, Director of China Electric Motor Inc. (“China Electric”) Mr. Fong has served as China Electric’s Chief Financial Officer and Corporate Secretary since June 2010 and as a director of China Electric since January 2010. From February 2009 to March 2010, Mr. Fong served as the Chief Financial Officer and as a Director of Apollo Solar Energy, Inc. (OTCBB: ASOE). From December 2006 to January 2009, Mr. Fong served as the Executive Vice President of Corporate Development of Fuqi International, Inc. (NASDAQ: FUQI). From January 2004 to November 2006, Mr. Fong served as the managing partner of Iceberg Financial Consultants, a financial advisory firm based in China that advises Chinese clients in capital raising activities in the United States. From December 2001 to December 2003, Mr. Fong was the Chief Executive Officer of Holley Communications, a Chinese company that engaged in CDMA chip and cell phone design. From March 2002 to March 2004, he served as Chief Financial Officer of Pacific Systems Control Technology, Inc. From May 2001 to November 2001, Mr. Fong was the Director of Finance of PacificNet, Inc., a customer relationship management, mobile internet, e-commerce and gaming technology based in China. Mr. Fong graduated from the Hong Kong Baptist College with a diploma in History in 1982. He also received an MBA from the University of Nevada at Reno in 1989 and a Masters degree in Accounting from the University of Illinois at Urbana Champaign in 1993. Mr. Fong’s long and varied business career, including service as a CFO and director of a publicly-traded company, as well as his financial and accounting experience as a U.S. CPA and knowledge of the capital markets qualify him to serve on the Company’s Board of Directors.

Item 7.01 Regulation FD Disclosure.

On September 10, 2010 , the Company issued a press release announcing the appointment of Mr. Fong as the new Director. The press release is attached as Exhibit 99.1 to this report on Form 8-K.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Copy of News Release of the Company, dated September 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HOUSING & LAND DEVELOPMENT, INC.
Dated: September 13, 2010
	By:	/s/ Xiaohong Feng
Name: Xiaohong Feng Title: Chief Executive Officer